Exhibit 10.11

EXCLUSIVE PATENT LICENSE

& NONEXCLUSIVE COPYRIGHT LICENSE

BETWEEN

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

AND

INNOVATION ECONOMY CORPORATION

FOR

UC CASE NO. 2013-781: "Facilitating Breathing by
Simulating Limb Movement";

AND

UCLA CASE NO. 2015-185: "Copyright: Graphical User Interface Software to
Control and Monitor Nerve Stimulation Device"

EXCLUSIVE PATENT LICENSE AND NON-EXCLUSIVE COPYRIGHT AGREEMENT

EXCLUSIVE PATENT LICENSE

& NONEXCLUSIVE COPYRIGHT LICENSE AGREEMENT

THIS EXCLUSIVE PATENT LICENSE AND NONEXCLUSIVE COPYRIGHT LICENSE AGREEMENT AND THE ATTACHED APPENDICES A, B, C, AND D (collectively, the "Agreement") is made and is effective this November 3, 2014 (the "Effective Date") between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA ("The Regents"), a California corporation having its corporate offices located at 1111 Franklin Street, Oakland, California 94607-5200, acting through The Office of Intellectual Property and Industry Sponsored Research of the University of California, Los Angeles, located at 11000 Kinross Avenue, Suite 200, Los Angeles, CA 90095-1406, and INNOVATION ECONOMY CORPORATION ("Licensee"), a Delaware corporation having a principal place of business at 1650 Spruce Street, Suite 500, Riverside, California 92507.

RECITALS

WHEREAS, certain inventions, generally characterized as

1.	UCLA Case No. 2013-781: "Facilitating Breathing by Simulating Limb Movement";

(the "Invention") was made in the course of research at the University of California, Los Angeles by Dr. Ronald M. Harper, Mary Arm Woo, Sergey Shaboyan, and Paul Macey ("Inventors"), and are claimed in Regents' Patent Rights, as defined below;

WHEREAS, Inventors are employees of The Regents and as such are obligated to assign his right, title and interest in and to the Invention to The Regents;

WHEREAS, certain works of authorship, generally characterized as

1.	UCLA Case No. 2015-185: "COPYRIGHT: Graphical User Interface Software to Control and Monitor Nerve Stimulation"

(the "Work") was made in the course of research at the University of California, Los Angeles by Dr. Ronald M. Harper and Sergey Shaboyan ("Authors"), and is claimed in Regents' Copyright Rights, as defined below;

WHEREAS, Authors are employees of The Regents' and as such are obligated to assign their right, title and interest to the Work to The Regents;

WHEREAS, Licensee and The Regents entered into a Secrecy Agreement effective June 12, 2014 and expiring on June 11, 2019;

WHEREAS, Licensee and The Regents executed a Letter of Intent (U.C. Control No. 2015-30-0090) with an effective date of August 8, 2014;

WHEREAS, Licensee is a "small business concern" as defined in 15 U.S.C. §§632; and

WHEREAS, The Regents wishes that Regents' Patent Rights be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public.

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The parties agree as follows:

1. DEFINITIONS

1.1	"510(k)" means a premarket submission made to the FDA to demonstrate that a device to be marketed is at least as safe and effective, that is, substantially equivalent, to a legally marketed device that is not subject to premarket approval.

1.2	"Affiliate" means any business entity in which Licensee owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors. In any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then "Affiliate" means any business entity in which Licensee owns or controls, directly or indirectly, the maximum percentage of outstanding stock or voting rights that is permitted by local law.

1.3	"Commercialization" has the meaning set forth in Paragraph 6.1 of this Agreement.

1.4	"Customer" means any individual or entity that receives Licensed Products or Licensed Methods, provided however, that Licensee or Sublicensee shall be deemed a Customer only if it receives Licensed Products or Licensed Methods that are not intended for further sale, transfer, lease, exchange or other disposition.

1.5	"Derivative Work(s)" means any revision, enhancement, modification, translation, abridgement, condensation, or expansion created by Licensee that is based upon the works listed in Appendix B or a portion thereof.

1.6	"Field of Use" means treatment of conditions related to sleep-disordered breathing (including sleep apnea, congenital central hypoventilation syndrome (CCHS), or primary alveolar hypoventilation) and for improvement of sleep quality.

1.7	"Final Sale" means any sale, transfer, lease, exchange or other disposition or provision of a Licensed Product and/or a Licensed Method to a Customer by Licensee or a Sublicensee. A Final Sale will be deemed to have occurred upon the earliest to occur of the following (as applicable): (a) the transfer of title to such Licensed Product and/or Licensed Method to a Customer, (b) the shipment of such Licensed Product to a Customer, (c) the provision of a Licensed Method to a Customer, (d) the provision of an invoice for such Licensed Product or Licensed Method to a Customer, or (e) payment by the Customer for Licensed Products or Licensed Methods. Exchange of Licensed Products between Licensee and a Sublicensee is not a Final Sale if the Licensed Product is intended for further sale, transfer, lease, exchange or other disposition, in which case the Final Sale will be deemed to have occurred upon sale, transfer, lease, exchange or other disposition or provision of Licensed Product by Licensee or Sublicensee to a Customer.

1.8	"FDA" means the United States Food and Drug Administration or any equivalent successor offices.

1.9	"First Commercial Sale" means the first sale of any Licensed Product by Licensee or a Sublicensee, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made. When governmental approval is not required, "First Commercial Sale" means the first sale in that country.

1.10	"Joint Venture" means any separate entity established pursuant to an agreement between a third party and Licensee and/or a Sublicensee, in which the separate entity manufactures, uses, purchases, sells or acquires Licensed Products from Licensee or a Sublicensee.

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1.11	"Licensed Copyright Product" means any work or a derivative covered by Regents' Copyright Rights or whose use, manufacture, performance, production, reproduction, display, distribution, or sale would, absent the license granted under this Agreement, constitute an infringement, inducement of infringement, or contributory infringement, of any work covered within Regents' Copyright Rights. If the Licensed Copyright Product is a component of another product or work, such product or work is deemed to be the Licensed Copyright Product for purposes of this Agreement.

1.12	"Licensed Method" means any process, service, or method covered by a Valid Claim within Regents' Patent Rights or whose use or practice would, absent the license granted under this Agreement, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim within Regents' Patent Rights.

1.13	"Licensed Product" means any article, composition, apparatus, substance, chemical, or any other material covered by a Valid Claim within Regents' Patent Rights or whose manufacture, import use, offer for sale, or sale would, absent the license granted under this Agreement, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim within Regents' Patent Rights, or any service, article, composition, apparatus, chemical, substance or any other material made, used or sold by or utilizing or practicing a Licensed Method. This definition of Licensed Product also includes a service either used by Licensee or a Sublicensee or provided by Licensee or a Sublicensee to a Customer when such service requires the use of Licensed Product or performance of a Licensed Method. If the Licensed Product is a component of another product such as a kit, composition of matter or combination, such kit, composition of matter or combination is deemed to be the Licensed Product for purposes of this Agreement. Likewise, if Licensee or a Sublicensee receives a Licensed Product for incorporation into another product intended for sale, transfer, lease or other disposition, then, for the purposes of this Agreement, the Licensed Product is such product intended for sale, transfer, lease, or other disposition by Licensee or a Sublicensee.

1.14	"Market Approval" means the authorization by an appropriate Regulatory Authority to market and sell a Licensed Product for an indication in a jurisdiction.

1.15	"Minimum Annual Royalty" has the meaning set forth in Paragraph 5.3 of this Agreement.

1.16	"Net Sales" means the total of the gross amount invoiced or otherwise charged (whether consisting of cash or any other forms of consideration) for all Final Sales, less the following deductions (to the extent included in and not already deducted from the gross amount invoiced or otherwise charged) to the extent reasonable and customary: cash, trade or quantity discounts actually granted to Customers; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales, and value added taxes ("vat") to the extent that such vat is incurred and not reimbursed, refunded, or credited under a tax authority; and allowances or credits to Customers because of rejections or returns. Income taxes are not an allowed deduction under Net Sales. If Licensee, a Sublicensee, development partner or Joint Venture is a Customer, then Licensee will pay royalties on Net Sales based on the total gross amount normally charged to other Customers in arm's length transactions.

1.17	"Patent Action" means the preparation, filing, prosecution and maintenance of patent applications and patents in Regents' Patent Rights. Prosecution includes, but is not limited to, reexaminations, interferences, oppositions, and any other ex parte or inter partes matters originating in a patent office.

1.18	"Patent Costs" means all out-of-pocket costs incurred by The Regents for Patent Actions.

1.19	"PMA" means premarket approval, the FDA process of scientific and regulatory review to evaluate the safety and effectiveness of Class III medical devices, and any de novo classification or Evaluation of Automatic Class III Designation with the FDA.

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1.20	"Regents' Patent Rights" means The Regents' interest in any of the patent applications and patents listed in Appendix A attached to this Agreement and assigned to The Regents (UCLA Case No. 2013-781 any continuing applications thereof including divisions; but excluding continuations-in-part except to the extent of claims entirely supported in the specification and entitled to the priority date of the parent application; any patents issuing on these applications including reissues, substitutions, and patent extensions; and any corresponding foreign patents, patent applications and supplemental protection certificates; all of which will be automatically incorporated in and added to Appendix A and made a part of this Agreement.

1.21	"Regents' Copyright Rights" means The Regents' interest in the works listed in Appendix B attached to this Agreement and assigned to The Regents (UCLA Case No. 2015-185) and any Derivative Works(s) created therefrom; all of which will be automatically incorporated in and added to Appendix B and made part of this Agreement.

1.22	"Regulatory Authority" the certification organization designated by the national authority of any country to assess and inspect medical devices and to certify said medical devices for sale, or their equivalent or successor offices.

1.23	"Side Deal" means an arrangement, understanding, agreement, or transaction (collectively "Deals") between the Licensee and a third party Sublicensee and/or its affiliates, which Deal is not a Sublicense.

1.24	"Sublicensee" means any person or entity (including any Affiliate or Joint Venture) to which any of the rights granted to Licensee hereunder are sublicensed.

1.25	"Sublicensing Income" means income received by Licensee in consideration for a Sublicense or other agreement providing the right to negotiate or obtain a Sublicense. Sublicensing Income includes income received from Sublicensees in consideration for the sublicensed Regents' Patent Rights in the form of license issue fees, milestone payments, and the like but specifically excludes royalties on the sale or distribution of Licensed Products or the practice of Licensed Methods. Not included in the definition of Sublicensing Income is income received by Licensee as payment or reimbursement for research costs at fair market value applied to the licensed Invention and conducted by or for Licensee, including costs of materials, equipment or clinical testing.

1.26	"Valid Claim" means (i) a claim of an issued patent that has not expired or been held unenforceable or invalid by a final judgment or decision of a court or other government agency of competent jurisdiction from which no appeal has been or can be taken, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or the like, or (ii) a claim of a pending patent application that has not been abandoned or finally rejected without the possibility of appeal or re-filing. For purposes of clarity, both (i) and (ii) are Valid Claims for purposes of this Agreement.

2. GRANT

2.1	License. Subject to the limitations set forth in this Agreement, The Regents hereby grants to Licensee an exclusive license (the "License") under Regents' Patent Rights, in jurisdictions where Regents' Patent Rights exist, to make, have made, use, sell, offer for sale and import Licensed Products and to practice Licensed Methods in the Field of Use to the extent permitted by law. Licensee will not make, use, have made, sell, offer for sale, or import Licensed Products outside the Field of Use. For the avoidance of doubt, Affiliates and Joint Ventures have no rights hereunder unless granted a Sublicense.

2.2	Copyright License. Subject to the limitations set forth in this Agreement, The Regents' hereby grants to Licensee a non-exclusive license (the "Copyright License") under Regents' Copyright Rights, in jurisdictions where Regents' Copyright Rights exist, to use, produce, copy, reproduce, display, create derivative works of, perform, and distribute the Licensed Copyright Products in the Field of Use to the extent permitted by law. The Licensee will not use, produce, copy, reproduce, display, distribute, create derivative works of, or perform the Licensed Copyright Products outside the Field of Use.

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2.3	The License is subject to all the applicable provisions of any license to the United States Government executed by The Regents and is subject to any overriding obligations to the United States Federal Government under 35 U.S.C. §§200-212, applicable governmental implementing regulations, and the U.S. Government sponsored research agreement or other guidelines.

2.4	The Regents expressly reserves the right to: (a) use Regents' Patent Rights and Regents' Copyright Rights and associated technology for educational and research purposes, clinical research, and research sponsored by commercial entities, (b) publicly disclose research results, and (c) allow other non-profit institutions to use Regents' Patent Rights, Regents' Copyright Rights, and associated technology for the same purposes as all of the foregoing

2.5	The Agreement will terminate immediately if Licensee files a claim including in any way the assertion that any portion of Regents' Patent Rights or Regents' Copyright Rights is invalid or unenforceable where the filing is by Licensee, a third party on behalf of Licensee, or a third party at the written urging of, or with the assistance of, the Licensee.

3. SUBLICENSES

3.1	The Regents grants to Licensee the right to sublicense Regents' Patent Rights granted to Licensee hereunder ("Sublicenses"). All Sublicenses will: (i) be issued in writing, (ii) include an express prohibition against issuing further sublicenses under any or all of Regents' Patent Rights and (iii) to the extent applicable include all of the rights of The Regents and require the performance of obligations due to The Regents (and, if applicable, the U.S. Government under 35 U.S. C. §§201-212) contained in this Agreement. For the purposes of this Agreement, operations of Sublicensees are deemed to be the operations of Licensee, for which Licensee is responsible.

3.2	Licensee must pay to The Regents a percentage of all Sublicensing Income as set forth below.

3.2a	Twenty-five percent (25%) of all Sublicensing Income executed prior to submitting a PMA or 510(k) application for a Licensed Product to the FDA.

3.2b	Fifteen percent (15%) of all Sublicensing Income executed after submitting a PMA or 510(k) application for a Licensed Product to the FDA but before receiving FDA approval to market and sell such Licensed Product.

3.2c	Ten percent (10%) of all Sublicensing Income executed after receiving FDA approval to market and sell a Licensed Product.

Licensee must pay such Sublicensing Income to The Regents on or before the following dates:

●	February 28 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending December 31 of the prior year);

●	May 31 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending March 31);

●	August 31 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending June 30); and

●	November 30 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending September 30).

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3.3	On Net Sales of Licensed Products sold or disposed of by a Sublicensee, Licensee must pay to The Regents an earned royalty in accordance with Article 5 (ROYALTIES) as if these were Licensee's Net Sales. Any royalties received by Licensee in excess of royalties due to The Regents under this Paragraph 3.3 belong to Licensee.

3.4	Licensee must provide to The Regents a copy of each Sublicense within thirty (30) days of execution and is prohibited from entering into any Side Deal with a third party where such Side Deal intentionally dilutes, diverts, conceals or misrepresents the amount of consideration paid to the Licensee in consideration for a Sublicense.

3.5	Licensee will require that each Sublicensee provide Licensee with reports that are sufficiently detailed to establish all amounts due to The Regents under this Agreement. Licensee will provide a copy of all such information submitted to Licensee by Sublicensees relevant to the computation of the payments due to The Regents under this Agreement within thirty (30) days after receipt of such information from such Sublicensee.

3.6	If this Agreement is terminated for any reason, at the option of The Regents all outstanding Sublicenses not in default will be assigned by Licensee to The Regents. Prior to any such assignment such Sublicensees shall furnish to The Regents the completed licensee contact information form attached hereto as "APPENDIX D" and incorporated herein by this reference. In the alternative, The Regents may direct that such outstanding Sublicenses be terminated. The assigned Sublicenses will remain in full force and effect with The Regents as the licensor or sublicensor instead of Licensee, but the duties of The Regents under the assigned Sublicenses will not be greater than the duties of The Regents under this Agreement, and the rights of The Regents under the assigned Sublicenses will not be less than the rights of The Regents under this Agreement, including all financial consideration and other rights of The Regents. The Regents may, at The Regents' sole discretion, amend such outstanding Sublicenses to contain the terms and conditions found in this Agreement.

4. FEES

4.1	As partial consideration for the License, Licensee will pay to The Regents a license issue fee of Twenty Thousand Dollars ($20,000.00) payable as follows:

(i)	Ten Thousand Dollars ($10,000.00) within thirty (30) days of the Effective Date

(ii)	Ten Thousand Dollars ($10,000.00) within one hundred and twenty (120) days of the Effective Date.

For accounting purposes by The Regents, One Thousand Dollars ($1,000.00) of the license issue fee will be attributable to Regents' Copyright Rights. The license issue fee is non-refundable and is not an advance against royalties.

4.2	For each Licensed Product reaching the milestones indicated below, Licensee must make the following payments ("Milestone Payments") to The Regents within thirty (30) days of reaching such milestone. For purposes of clarity such Milestone Payments are due from Licensee irrespective of whether the associated milestone listed below was reached by Licensee itself or a third party acting on Licensee's behalf or by a Sublicensee, Joint Venture or Affiliate.

4.2a	One Hundred and Forty Thousand Dollars ($140,000.00) upon the first to occur:

(i)	Receipt of a letter of approval or clearance for a 510(k) or PMA application for a Licensed Product in the U.S.

(ii)	Receipt of Marketing Approval in Europe or any individual European country for a Licensed Product.

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For accounting purposes by The Regents, all Milestone Payments will be attributable solely to Regents' Patent Rights.

4.3	Licensee must pay to The Regents the license maintenance fee ("License Maintenance Fee") set forth below beginning on the one-year anniversary date of the Effective Date of this Agreement and continuing annually on each anniversary date of the Effective Date.

Anniversary Date of the Agreement Effective Date	License Maintenance Fee

One-year anniversary date	Two thousand five hundred dollars ($2,500)
Two-year anniversary date	Two thousand five hundred dollars ($2,500)
Three-year anniversary date	Five thousand dollars ($5,000)
Fourth-year and each subsequent anniversary date	Ten thousand dollars ($10,000)

The maintenance fee will not be due and payable on any anniversary date of the Effective Date if on that date Licensee is commercially selling a Licensed Product and paying an earned royalty to The Regents on the sales of that Licensed Product. The license maintenance fees are non-refundable and are not an advance against royalties.

For accounting purposes by The Regents, five (5%) percent of the License Maintenance Fee will be attributable to Regents' Copyright Rights. For the avoidance of doubt, upon expiration or termination of Regents' Patent Rights from this Agreement, Licensee must pay to The Regents the License Maintenance Fee in full on the anniversary of the Effective Date as set forth above if Licensee maintains Regents' Copyright Rights as part of this Agreement.

5. ROYALTIES

5.1	Licensee must pay to The Regents for sales by Licensee and Sublicensees an earned royalty at the rate of four percent (4%) of Net Sales of Licensed Products ("Earned Royalty"). This Earned Royalty will accrue for the duration of this Agreement.

For accounting purposes by The Regents, no Earned Royalty will be payable on Licensed Copyright Products.

5.2	Licensee must pay Earned Royalties owed to The Regents on a quarterly basis. Licensee must pay such Earned Royalties on or before the following dates:

●	February 28 (for any Final Sales that took place on or before the last day of the calendar quarter ending December 31 of the prior year);
●	May 31 (for any Final Sales that took place on or before the last day of the calendar quarter ending March 31);
●	August 31 (for any Final Sales that took place on or before the last day of the calendar quarter ending June 30); and
●	November 30 (for any Final Sales that took place on or before the last day of the calendar quarter ending September 30).

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5.3	Licensee must pay to The Regents the following minimum annual royalties (referred to below as "Minimum Annual Royalty") during each of the following calendar years (measured relative to the calendar year in which there was a First Commercial Sale, and referred to below as "Calendar Years after FCS") for the life of this Agreement:

Calendar Years after FCS	Minimum Annual Royalty

First	Twenty Thousand Dollars ($20,000)
Second	Eighty Thousand Dollars ($80,000)
Third and fourth year	One Hundred and Forty Thousand Dollars ($140,000)
Fifth and each subsequent year	Three Hundred Thousand Dollars ($300,000)

Licensee must pay the Minimum Annual Royalty for a given Calendar Year after FCS to The Regents on or before February 28 of such Calendar Year after FCS. The Minimum Annual Royalty for a given Calendar Year after FCS will be credited against the Earned Royalty due and owing with respect to Net Sales made during the calendar year in which such Minimum Annual Royalty was paid. By way of example, if FCS took place on February 1, 2008, the first Calendar Year After FCS would be 2009 and the Minimum Annual Royalty would be due on or before February 28, 2009.

5.4	All monies due The Regents must be paid in United States funds. With respect to sales of Licensed Products in a currency other than United States Dollars, the royalties due The Regents will first be determined in the foreign currency of the country in which the Licensed Products were sold and, second, converted into equivalent United States Funds by using the applicable conversion rates for buying and selling United States dollars for such foreign currency as published by Reuters on the final business day of the quarter in which such sales were made.

5.5	Any tax for the account of The Regents required to be withheld by Licensee under the laws of any foreign country must be promptly paid by Licensee for and on behalf of The Regents to the appropriate governmental authority. Licensee will use its best efforts to furnish The Regents with proof of payment of any tax. Licensee is responsible for all bank transfer charges. All payments made by Licensee in fulfilment of The Regents' tax liability in any particular country will be credited against fees or royalties due The Regents for that country.

5.6	If at any time legal restrictions prevent the acquisition or prompt remittance of United States Dollars by Licensee with respect to any country where a Licensed Product is sold, Licensee shall pay royalties due to The Regents from Licensee's other sources of United States Dollars.

5.7	If any patent or any claim included in Regents' Patent Rights is held invalid or unenforceable in a final decision by a court of competent jurisdiction from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct from it will cease as of the date of that final decision. Licensee will not, however, be relieved from paying any royalties that accrued before that decision or that is based on another patent or claim not involved in that decision.

6. DILIGENCE

6.1	Upon execution of this Agreement, Licensee must earnestly and diligently (a) develop Licensed Products and Licensed Methods; (b) market Licensed Products and Licensed Methods; and (c) manufacture and sell Licensed Products and Licensed Methods in quantities sufficient to meet the market demands for them (all of the foregoing collectively "Commercialization"). For purposes of clarity, the requirements under the foregoing subsection (b) and (c) shall continue to apply after a First Commercial Sale.

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6.2	The Regents has the right and option to either terminate this Agreement or reduce Licensee's exclusive license to a nonexclusive license if Licensee fails to perform any of the terms in Paragraph 6.1 or this Paragraph 6.2. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (GRANT).

6.2a	Complete construction of three (3) prototypes of a Licensed Product by May 3, 2016 where the specifications of such Licensed Product will be used as the basis for a 510(k) or PMA submission to the FDA as required under Paragraph 6.2b below.

6.2b	Submit either (i) a 510(k) application to the FDA for a Licensed Product by May 3, 2017 or (ii) a PMA application to the FDA for a Licensed Product by May 3, 2018.

6.2c	Achieve a First Commercial Sale by (i) November 3, 2018 if a 510(k) application was submitted to the FDA un36der 6.2b above or (ii) November 3, 2019 if a PMA application was submitted to the FDA under 6.2b above.

6.3	Without limiting Licensee's obligations under Paragraphs 6.1 and 6.2 of this Agreement, Licensee has the sole discretion for making all decisions as to how to commercialize any Licensed Product.

7. PATENT FILING, PROSECUTION AND MAINTENANCE

7.1	Patent Prosecution

7.1a	Regents' Patent Rights will be held in the name of The Regents and obtained with counsel of The Regents' choice. The Regents shall control all Patent Actions and all decisions with respect to Patent Actions and will consider any comments or suggestions by Licensee with respect to Patent Actions. The Regents is entitled to take action to preserve rights and minimize costs whether or not Licensee has commented, and will use reasonable efforts to not allow any Regents' Patent Rights for which Licensee is licensed and is underwriting the costs of to lapse or become abandoned without Licensee's written authorization under this Article 7, except for the filing of continuations, divisionals, or the like that substitute for the lapsed application. The Regents shall have no requirement to file, prosecute, or maintain Regents' Patent Rights if Licensee is not current with its Patent Cost obligations as set forth in this Article 7.

7.1b	The Regents will provide Licensee with copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application under Regents' Patent Rights.

7.1c	Licensee has the right to request Patent Actions via a written request to The Regents ninety (90) days prior to the deadline set by the patent office in the territory such Patent Action is to take place in (a "Patent Prosecution Request"). The absence of a given Patent Prosecution Request by such deadline will be considered an election not to secure the patent rights associated with the specific phase of patent prosecution in such territory, and such patent application(s) and patent(s) will not be part of Regents' Patent Rights and therefore not subject to this Agreement, and Licensee will have no further rights or license to them. The Regents will have the right to file patent applications at its own expense in any territory which Licensee has not identified in written notice pursuant to this Paragraph 7.1 and such patent application(s) and patent(s) will not be part of Regents' Patent Rights and therefore not subject to this Agreement, and Licensee will have no further rights or license to them.

7.2	Past Patent Costs

Licensee will bear all Patent Costs incurred prior to the term of this Agreement ("Past Patent Costs"). Licensee must send payment for such Past Patent Costs to The Regents within thirty (30) days of Licensee's receipt of an invoice for these costs.

7.3	Ongoing Patent Costs

Licensee will bear all Patent Costs incurred during the term of this Agreement ("Ongoing Patent Costs") and shall pay in advance The Regents' patent counsel's estimated costs for undertaking a Patent Action before The Regents authorizes its patent counsel to proceed ("Advanced Payment"). Fees and expenses that are due to incidentals (for example photocopy charges or long distance phone charges) are not included within such estimate unless expressly so stated, nor is Licensee's interaction with The Regents' counsel such as by phone calls, e-mails, and in person meetings. The absence of this Advanced Payment will be considered an election not to secure the patent rights associated with the specific phase of patent prosecution in such territory, and such patent application(s) and patent(s) will not be part of Regents' Patent Rights and therefore not subject to this Agreement, and Licensee will have no further rights or license to them.

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7.4	Termination of Patent Prosecution by Licensee

Licensee may terminate its obligations with respect to any or all of Regents' Patent Rights by providing written notice to The Regents ("Patent Termination Notice"). Termination of Licensee's obligations with respect to such patent application or patent will be effective two (2) months after receipt of such Patent Termination Notice by The Regents. The Regents will use reasonable efforts to curtail Patent Costs chargeable to Licensee under this Agreement after this Patent Termination Notice is received by The Regents. The Regents may continue prosecution or maintenance of these application(s) or patent(s) at its sole discretion and expense during the two months after receipt of Patent Termination Notice, and such application(s) and patent(s) will not be part of Regents' Patent Rights and therefore not subject to this Agreement, and Licensee will have no rights or license to them.

7.5	Licensee will bear all costs incurred prior to and during the term of this Agreement in the preparation and filing, of copyright registration in Regents' Copyright Rights, should registration be filed. Licensee must send payment to The Regents within thirty (30) days of Licensee's receipt of an invoice for such costs.

8. PATENT INFRINGEMENT

8.1	In the event that The Regents (to the extent of the actual knowledge of the licensing professional responsible for the administration of this Agreement) or Licensee learns of infringement of potential commercial significance of any patent or copyright licensed under this Agreement, the knowledgeable party will provide the other with (i) written notice of such infringement and (ii) evidence of such infringement available to it (the "Infringement Notice"). During the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement, neither The Regents nor Licensee will notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Regents' Patent Rights or Regents' Copyright Rights without first obtaining the written consent of the other. If Licensee puts such infringer on notice of the existence of any Regents' Patent Rights with respect to such infringement without first obtaining the written consent of The Regents and if a declaratory judgment action is filed by such infringer against The Regents, then Licensee's right to initiate a suit against such infringer for infringement under Paragraph 8.2 below will terminate immediately without the obligation of The Regents to provide notice to Licensee. Both The Regents and Licensee will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

8.2	If infringing activity of potential commercial significance by the infringer has not been abated within ninety (90) days following the date the Infringement Notice takes effect, then Licensee may institute suit for patent infringement against the infringer. The Regents may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Licensee's suit or any judgment rendered in the suit. Licensee may not join The Regents in a suit initiated by Licensee without The Regents' prior written consent. If, in a suit initiated by Licensee, The Regents is involuntarily joined other than by Licensee, then Licensee will pay any costs incurred by The Regents arising out of such suit, including but not limited to, any legal fees of counsel that The Regents selects and retains to represent it in the suit.

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8.3	If, within one hundred and twenty (120) days following the date the Infringement Notice takes effect, infringing activity of potential commercial significance by the infringer has not been abated and if Licensee has not brought suit against the infringer, then The Regents may institute suit for patent infringement against the infringer. If The Regents institutes such suit, then Licensee may not join such suit without The Regents' consent and may not thereafter commence suit against the infringer for acts of infringement that are subject to The Regents' suit or any judgment rendered in that suit.

8.4	Any recovery or settlement received in connection with any suit will first be shared by The Regents and Licensee equally to cover any litigation costs each incurred and next shall be paid to The Regents or Licensee to cover any litigation costs it incurred in excess of the litigation costs of the other. In any suit initiated by Licensee, any recovery in excess of litigation costs will be shared between Licensee and The Regents as follows:

(a)	for any recovery other than amounts paid for willful infringement:

(i)	The Regents will receive fifteen percent (15%) of the recovery if The Regents was not a party in the litigation and did not incur any litigation costs;

(ii)	The Regents will receive twenty-five percent (25%) if The Regents was a party in the litigation but did not incur any litigation costs; and

(iii)	The Regents will receive fifty percent (50%) of the recovery if The Regents incurred any litigation costs.

(b)	for any recovery for willful infringement, The Regents will receive fifty percent (50%) of the recovery.

In any suit initiated by The Regents, any recovery in excess of litigation costs will belong to The Regents. The Regents and Licensee agree to be bound by all final and non-appealable determinations of patent infringement, validity and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Article 8 (PATENT INFRINGEMENT).

8.5	Any agreement made by Licensee for purposes of settling litigation or other dispute shall comply with the requirements of Article 3 (SUBLICENSES) of this Agreement.

8.6	Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party who initiated the suit (unless such suit is being jointly prosecuted by the parties).

8.7	Any litigation proceedings will be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice in any suit brought by Licensee.

9. PROGRESS AND ROYALTY REPORTS

9.1	Beginning January 31, 2015, and for the term of this Agreement, Licensee must submit to The Regents semiannual progress reports covering Licensee's (and any Affiliates', Joint Ventures', and Sublicensees') activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing.

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9.2	Each progress report must include all of the following for each semiannual period:

9.2a	Summary of work completed.
9.2b	Key scientific discoveries.
9.2c	Summary of work in progress.
9.2d	Current schedule of anticipated events or milestones.
9.2e	Market plans for introduction of Licensed Products.
9.2f	A summary of resources (dollar value) spent in the reporting period.
9.2g	An updated listing of any and all Sublicenses granted by Licensee or any Sublicensees.
9.2h	The names and addresses of all Sublicensees, and a current and valid phone number and e-mail address for a principal point of contact at each such Sublicensee who is responsible for administering the Sublicense.
9.2i	Number of company employees.

9.3	After the First Commercial Sale of each Licensed Product, Licensee must submit quarterly royalty reports to The Regents by February 28, May 31, August 31 and November 30 of each year (i.e., within sixty (60) days from the end of each calendar quarter). Licensee will state in its royalty report if it had no sales of any Licensed Product in the applicable quarter. Each royalty report must cover Licensee's and all Sublicensees' activities for most recently completed calendar quarter and shall include the completed Royalty Statement attached hereto as "APPENDIX C" and incorporated herein by this reference, showing:

9.3a	Number of each Licensed Product sold by Licensee and any Sublicensees and the corresponding commercial name of each such Licensed Product;
9.3b	Gross sales, Final Sales and Net Sales of each Licensed Product made by Licensee and any Sublicensees;
9.3c	Earned Royalties payable to The Regents;
9.3d	The method and currency exchange rates (if any) used to calculate the Earned Royalty based on Net Sales;
9.3e	A specification of all deductions and their dollar value that were taken to arrive at Net Sales;
9.3f	A list of all countries in which Licensed Products are being manufactured; and
9.3g	Date of First Commercial Sale (this need only be reported in the first royalty report following such First Commercial Sale).

9.4	The Regents shall have the right to terminate this Agreement in accordance with Article 12 (TERMINATION BY THE REGENTS) if Licensee does not provide progress reports and royalty reports in accordance with this Article 9.

9.5	Because of the provisions under 35 U.S.C. §41(h), Licensee must notify The Regents if Licensee or any of its Sublicensees ceases to be a small entity (as defined by the United States Patent and Trademark Office).

10. BOOKS AND RECORDS

10.1	Licensee must keep accurate books and records of all Licensed Products developed, manufactured, used or sold and all Sublicenses, collaboration agreements and joint venture agreements entered into by Licensee that involve Regents' Patent Rights or Regents' Copyright Rights. Licensee must preserve these books and records for at least five (5) years from the date of the royalty payment to which they pertain. These books and records will be open to examination by representatives or agents of The Regents during regular office hours to determine their accuracy and assess Licensee's compliance with the terms of this Agreement. Licensee will pay fees and expenses of these inspections if an underpayment of more than five percent (5%) of the total payments due The Regents within a given year under this Agreement is discovered or any material term of this Agreement is discovered to have been breached, otherwise The Regents will pay the fees and expenses of inspections. Payment owed by Licensee hereunder for underpayment of royalties will be due within thirty (30) days of the examination result and payment by Licensee for any examination costs incurred by The Regents will be due within thirty (30) days from the date of The Regents' invoice.

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11. LIFE OF THE AGREEMENT

11.1	Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement is in force from the Effective Date recited on page one and remains in effect for the life of the last-to-expire patent or last to be abandoned patent application in Regents' Patent Rights, whichever is later, or the life of the term of protection provided by Regents' Copyright Rights, whichever is later.

11.2	Upon termination of this Agreement, Licensee will have no further right to make, have made, use or sell any Licensed Product or Licensed Copyright Products except as provided in Article 14 (DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION).

11.3	Any expiration or termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

Article 1	DEFINITIONS;
Paragraph 3.6	Survival of Sublicenses;
Article 10	BOOKS AND RECORDS;
Article 14	DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION;
Article 16	USE OF NAMES AND TRADEMARKS;
Article 17	LIMITED WARRANTY;
Article 18	INDEMNIFICATION;
Article 19	LIMITATION OF LIABILITY;
Article 24	FAILURE TO PERFORM;
Article 25	GOVERNING LAWS; and
Article 30	CONFIDENTIALITY.

12. TERMINATION BY THE REGENTS

12.1	If Licensee violates or fails to perform any material term of this Agreement, then The Regents may give written notice of the default ("Notice of Default") to Licensee. If Licensee does not repair the default within sixty (60) days after the effective date of the Notice of Default ("Period to Cure"), then The Regents has the right to terminate this Agreement and the License by a second written notice ("Notice of Termination") to Licensee. If The Regents sends a Notice of Termination to Licensee, then this Agreement automatically terminates on the effective date of this notice. Termination does not relieve Licensee of its obligation to pay any monies owed at the time of the Termination Effective Date, and does not impair any accrued right of The Regents.

13. TERMINATION BY LICENSEE

13.1	Licensee has the right at any time to terminate this Agreement in whole or with respect to any portion of Regents' Patent Rights or Regents' Copyright Rights by giving written notice to The Regents. This notice of termination will be subject to Article 20 (NOTICES) and will be effective ninety (90) days after the effective date of the notice ("Termination Effective Date").

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13.2	Any termination in accordance with Paragraph 13.1 does not relieve Licensee of any obligation or liability accrued prior to termination. Nor does termination rescind anything done by Licensee or any payments made to The Regents prior to the effective date of termination. Termination does not affect in any manner any rights of The Regents arising under this Agreement prior to termination.

14. DISPOSITION OF LICENSED PRODUCTS
ON HAND UPON TERMINATION

14.1	Upon termination of this Agreement by Licensee, Licensee may continue to sell any previously made Licensed Products during the one hundred eighty (180) days following the Termination Effective Date.

14.2	Upon termination of this Agreement by The Regents for (i) failure to pay patent costs per the terms of this Agreement, or (ii) failure to provide progress or royalty reports in the form and at the times specified in this Agreement, Licensee may continue to sell all previously made Licensed Products during the one hundred eighty (180) days following the effective date of the Notice of Termination. Licensee will not have this right if this Agreement is terminated for any other causes.

14.3	Licensee must submit royalty reports on the sale of Licensed Products allowed under this Article 14 in accordance with Article 9 (PROGRESS AND ROYALTY REPORTS) and must pay royalties on such sales at the same rate and at the same time provided in this Agreement for royalties on sales of Licensed Products made during the term of this Agreement.

14.4	Except as set forth in this Article 14, Licensee will not otherwise make, sell, offer for sale, or import Licensed Products after termination of this Agreement by Licensee or The Regents.

14.5	Except as set forth in this Article 14, Licensee will not otherwise use, produce, copy, reproduce, display, create derivative works of, perform, and distribute the Licensed Copyright Products after termination of this Agreement by Licensee or The Regents.

15. PATENT AND COPYRIGHT MARKING

15.1	Licensee must mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws. Licensee shall be responsible for all monetary and legal liabilities arising from or caused by (i) failure to abide by applicable patent marking laws and (ii) any type of incorrect or improper patent marking.

15.2	Licensee must mark all Licensed Copyright Products with the following mark © 2013 The Regents of The University of California. All Rights Reserved. DO NOT COPY.

16. USE OF NAMES AND TRADEMARKS

16.1	Licensee will not use any name, trade name, trademark or other designation of The Regents' or its employees (including contraction, abbreviation or simulation of any of the foregoing) in advertising, publicity or other promotional activity. Unless required by law, Licensee is expressly prohibited from using the name "The Regents of the University of California" or the name of any campus of the University of California in advertising, publicity, or other promotional activity, without written permission of The Regents.

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17. LIMITED WARRANTY

17.1	The Regents warrants that it has the lawful right to grant this license to Licensee.

17.2	This License and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT ANY LICENSED PRODUCT OR LICENSED COPYRIGHT PRODUCT WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

17.3	Nothing in this Agreement will be construed as:

17.3a	A warranty or representation by The Regents as to the validity or scope of any Regents' Patent Rights or Regents' Copyright Rights.

17.3b	A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, trademarks or any other forms of intellectual property rights or tangible property rights of third parties.

17.3c	Obligating The Regents to bring or prosecute actions or suits against third parties for patent, copyright or trademark infringement except as provided in Article 8 (PATENT INFRINGEMENT).

17.3d	Conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents' Patent Rights.

17.3e	Obligating The Regents to furnish any know-how not provided in Regents' Patent Rights or Regents' Copyright Rights.

18. INDEMNIFICATION

18.1	Licensee will, and will require its Sublicensees to, indemnify, hold harmless and defend The Regents, The Regents' officers, employees, and agents, the sponsors of the research that led to the Invention, the inventors of the patents and patent applications in Regents' Patent Rights and the authors of work in Regents' Copyright Rights and their respective employers from and against any and all liability, claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of exercise of this license or any Sublicense. Indemnification includes but is not limited to products liability. If The Regents, in its sole discretion, believes that there will be a conflict of interest or it will not otherwise be adequately represented by counsel chosen by Licensee to defend The Regents in accordance with this Paragraph 18.1, then The Regents may retain counsel of its choice to represent it, and Licensee will pay all expenses for such representation.

18.2	Licensee, at its sole cost and expense, must insure its activities in connection with this Agreement and obtain, keep in force and maintain Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

18.2a	Each occurrence	$500,000
18.2b	Products/completed operations aggregate	$1,000,000
18.2c	Personal and advertising injury	$500,000
18.2d	General aggregate (commercial form only)	$1,000,000

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Notwithstanding the foregoing, no later than sixty (60) days before the first use of any Licensed Product or Licensed Method in or on a human, Licensee, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

18.2e	Each occurrence	$2,000,000
18.2f	Products/completed operations aggregate	$5,000,000
18.2g	Personal and advertising injury	$1,000,000
18.2h	General aggregate (commercial form only)	$5,000,000

Notwithstanding the foregoing, no later than sixty (60) days before the anticipated date of market introduction of any Licensed Product or Licensed Method, Licensee, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

18.2i	Each occurrence	$5,000,000
18.2j	Products/completed operations aggregate	$10,000,000
18.2k	Personal and advertising injury	$5,000,000
18.21	General aggregate (commercial form only)	$10,000,000

18.3	If the above insurance is written on a claims-made form, it shall continue for three (3) years following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement.

18.4	Licensee will obtain, keep in force and maintain Worker's Compensation Insurance as legally required in the jurisdiction in which Licensee is doing business.

18.5	Licensee expressly understands, however, that the coverages and limits in Paragraph 18.2 do not in any way limit Licensee's liability or indemnification obligations. Licensee's insurance must:

18.5a	Provide for thirty (30) day advance written notice to The Regents of any modification.

18.5b	State that The Regents of the University of California is endorsed as an additional insured under the coverages listed in Paragraph 18.2.

18.5c	Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by The Regents.

18.6	The Regents shall notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 18 (INDEMNIFICATION). To the extent that The Regents elect to permit Licensee authority to defend or settle such claim or suit, Licensee may not admit liability or wrongdoing on the part of The Regents without The Regents' prior express written consent. Licensee shall keep The Regents informed on a current basis of its defense of any claims under this Article 18 (INDEMNIFICATION).

18.7	Licensee must furnish The Regents with (i) valid certificates of insurance evidencing compliance with all requirements of this Agreement and (ii) additional insured endorsements for Licensee's applicable policies of insurance naming "The Regents of the University of California" as an additional insured. Per occurrence forms, including ISO Form CG or its equivalent, are acceptable additional insured endorsement forms. Naming The Regents as an additional insured on the certificates of insurance alone shall not be considered as compliance with The Regents' insurance requirements. Licensee must furnish both such documents within thirty (30) days of the execution of the Agreement and once per year thereafter for the duration of this Agreement. The Regents has the right to terminate this Agreement in accordance with Article 12 (TERMINATION BY THE REGENTS) should Licensee fail to provide items (i) and (ii) by the dates set forth above.

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19. LIMITATION OF LIABILITY

19.1	THE REGENTS WILL NOT BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, AFFILIATES OR DEVELOPMENT PARTNERS ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF THE REGENTS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE REGENTS WILL NOT BE LIABLE FOR ANY DIRECT DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO PATENT RIGHTS OR COPYRIGHT RIGHTS TO THE EXTENT ASSIGNED OR LICENSED BY THE REGENTS' INVENTORS TO THIRD PARTIES.

20. NOTICES

20.1	Any notice, progress report, royalty report or payment (except for Advanced Payments due under this Agreement) required to be given to either party must be sent to the respective address given below and is effective: (a) on the date of delivery if delivered in person, (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, or (c) on the next business day if sent by overnight delivery. Either party may change its designated address by written notice.

For Licensee:

Innovation Economy Corporation
1650 Spruce Street, Suite No. 500
Riverside, CA 92507

Attention: Stephen F Abbott

The Regents of the University of California

University of California, Los Angeles

Office of Intellectual Property

11000 Kinross Avenue, Suite 200

Los Angeles, CA 90095-1406

For The Regents:	Attention: Director of Licensing Ref: UC Case Nos. 2013-781, 2015-185

All Advanced Payments due under this Agreement shall be sent via wire transfer as follows. In order to ensure that funds are properly credited to your account, please reference invoice number or U. C. Control Number on all wire transfers.

Bank of America
100 West 33rd Street
New York, NY 10001
Attn: OTT Depository Account No.1233717062
ABA Transit Routing Number: 121000358
Beneficiary Name: Regents of the University of California
SWIFT Code: B of A US3N

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20.2	Licensee shall furnish to The Regents the completed licensee contact information form attached hereto as "APPENDIX D" concurrent to execution of the Agreement and incorporated herein by this reference, showing:

20.2a	The Progress Reports Contact (i.e. the contact responsible for ensuring that such progress reports are submitted to The Regents);

20.2b	The Patent Prosecution Contact to whom patent prosecution correspondence should be sent to; and

20.2c	The Financial Contact (i.e. the contact responsible for ensuring that payments are made under this Agreement to The Regents).

21. ASSIGNABILITY

21.1	Consent to Assign

This Agreement is binding upon and inures to the benefit of The Regents, its successors and assignees. This Agreement is personal to Licensee and assignable by Licensee only with the prior written consent of The Regents. The consent of The Regents will not be required if the assignment of this Agreement is in conjunction with the transfer of all or substantially all of the business of Licensee to which this license relates to either (a) a non-Affiliate third party or (b) an Affiliate after Licensee has already received at least one million dollars ($1,000,000) of capital from one or more third parties.

Conditions of Assignment

No later than thirty (30) days prior to any assignment of this Agreement all of the following terms and conditions shall be met and if they are not then this Agreement and any assignment thereof will be considered null and void with no further notice from The Regents.

(i)	Licensee shall inform The Regents in writing of the identity of the proposed acquirer or successor entity and shall provide updated contact information in writing to The Regents for such acquirer or successor entity by updating and submitting in writing to The Regents Appendix D of this Agreement;

(ii)	The proposed acquirer or successor entity shall agree in writing to be bound by all the terms and conditions of this Agreement as if such acquirer or successor entity were the original Licensee and a copy of such written agreement shall be provided to The Regents by Licensee or the proposed acquirer or successor entity;

(iii)	The proposed acquirer or successor entity shall provide a written statement to The Regents that they assume responsibility for any and all liabilities that arose under this Agreement prior to the effective date of the proposed assignment of this Agreement.

22. LATE PAYMENTS

22.1	For each royalty payment or fee not received by The Regents when due, Licensee must pay to The Regents a simple interest charge of ten percent (10%) per annum to be calculated from the date payment was due until it was actually received by The Regents. For purposes of clarity, this Article 22 (LATE PAYMENTS) does not limit any rights of The Regents under this Agreement arising from the failure by Licensee to make such payments when due.

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23. WAIVER

23.1	The waiver of any breach of any term of this Agreement does not waive any other breach of that or any other term.

24. FAILURE TO PERFORM

24.1	If either party takes legal action against the other because of a failure of performance due under this Agreement, then the prevailing party is entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

25. GOVERNING LAW

25.1	THIS AGREEMENT IS TO BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of the patent or patent application.

26. GOVERNMENT APPROVAL OR REGISTRATION

26.1	If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do so. Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

27. COMPLIANCE WITH LAWS

27.1	Licensee will comply with all applicable laws and regulations in performing its obligations hereunder and in its use, manufacture, offer for sale, sale or import of Licensed Products, Licensed Copyright Products, or practice of Licensed Methods, including, but not limited to, obtaining and maintaining all necessary governmental approvals for the commercialization of Licensed Products, Licensed Copyright Products, and Licensed Methods. Licensee will observe all applicable United States and foreign laws with respect to the transfer of Licensed Products, Licensed Copyright Products, and related technical data and the provision of services using Licensed Methods to foreign countries, including and without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations. Licensee will manufacture Licensed Products, Licensed Copyright Products, and practice the Licensed Methods in compliance with all applicable government importation laws and regulations of a country into which Licensed Products or Licensed Copyright Products are imported.

28. INTENTIONALLY DELETED

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29. FORCE MAJEURE

29.1	Except for Licensee's obligation to make any payments to The Regents hereunder, the parties shall not be responsible for any failure to perform due to the occurrence of any events beyond their reasonable control that render their performance impossible or onerous, including, but not limited to: accidents (environment, toxic spill, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; fires; floods; governmental acts; orders or restrictions; inability to obtain suitable and sufficient labor, transportation, fuel and materials; local, national or state emergency; power failure and power outages; acts of terrorism; strike; and war.

29.2	Either party to this Agreement, however, will have the right to terminate this Agreement upon thirty (30) days' prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the causes specified in Paragraph 29.1 for a period of one (1) year.

30. CONFIDENTIALITY

30.1	If either party discloses confidential information to the other party, the disclosing party will designate this information as confidential by appropriate legend or instruction and the receiving party will:

30.1a	Use the same degree of care to maintain the secrecy of the confidential information as it uses to maintain the secrecy of its own information of like kind.

30.1b	Use the confidential information only to accomplish the purposes of this Agreement or for audit or management purposes.

30.1c	Ensure that any employees, customers, distributors and other agents to whom the confidential information is disclosed are bound to it by similar obligations of confidence and to make such disclosure only as required to accomplish the purposes of this Agreement.

30.2	Neither party will have any confidentiality obligation with respect to the confidential information belonging to or disclosed by the other party that:

30.2a	the receiving party can demonstrate by written records was previously known to it;

30.2b	the receiving party lawfully obtained from sources under no obligation of confidentiality;

30.2c	is or becomes publicly available other than through an act or omission of the receiving party or any of its employees;

30.2d	the receiving party independently develops without the use of the confidential information as demonstrated by written records; or

30.2e	is required to be disclosed under the California Public Records Act, governmental audit requirement or other requirement of law.

30.3	The provisions of this Article 30 (CONFIDENTIALITY) will continue in effect for five (5) years after expiration or termination of this Agreement.

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30.4	The Regents is free to release the terms and conditions of this Agreement to any and all of the following: (i) the Inventors, (ii) the Authors, (iii) employees of The Regents, (iv) individual Regents, and (v) any co-owners of the patent rights comprising Regents' Patent Rights or rights comprising Regents' Copyright Rights. If such release is made, then The Regents shall give notice of the confidential nature of such information.

30.5	If a third party inquires whether a license to Regents' Patent Rights or Regents' Copyright Rights is available, then The Regents may disclose the existence of this Agreement and the extent of the grant in Article 2 (GRANT) and Article 3 (SUBLICENSES) to such third party, but will not disclose the name of Licensee or any other negotiated terms or conditions of this Agreement to such third party, except where The Regents is required to release information under the California Public Records Act, a governmental audit requirement or other applicable law.

30.6	Licensee hereby grants permission for The Regents (including UCLA) to include Licensee's name and a link to Licensee's website in annual reports and websites that showcase technology transfer-related stories as well as links to any publicly-available news stories about Licensee on such websites.

31. MISCELLANEOUS

31.1	The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

31.2	This Agreement is not binding upon the parties until it has been signed below on behalf of each party, in which event it becomes effective as of the date recited on page one.

31.3	No amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by each party.

31.4	This Agreement, Appendix A (REGENTS' PATENT RIGHTS), and Appendix B (REGENTS' COPYRIGHT RIGHTS) embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof, except for the surviving obligations of confidentiality under the Secrecy Agreement dated June 12, 2014, and the Letter of Intent Agreement dated August 8, 2014, which continue to the extent they are not inconsistent with this Agreement.

31.5	If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable as long as a party's rights under this Agreement are not materially affected. In lieu of the unenforceable provision, the parties will substitute or add as part of this Agreement a provision that will be as similar as possible in economic and business objectives as was intended by the unenforceable provision.

31.6	No provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than The Regents and the Licensee any rights, remedies or other benefits under, or by reason of, this Agreement.

31.7	In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party's behalf without the other party's prior written consent.

32. COUNTERPARTS AND EXECUTION

32.1	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

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Both The Regents and Licensee have executed this Agreement in duplicate originals by their authorized officers on the dates written below:

INNOVATION ECONOMY CORPORATION		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By	/s/ Amro Albanna	By	/s/ Emily Loughran
	Signature		Signature
Name:	Amro Albanna	Name:	Emily Loughran
Title:	CEO	Title:	Director of Licensing
Date:	11/21/14	Date:	12/5/14

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APPENDIX A

REGENTS' PATENT RIGHTS

1)	UCLA CASE NO. 2013-781: "FACILITATING BREATHING BY SIMULATING LIMB MOVEMENT"

Provisional Patent Application No. 61/856,883 entitled, "Device, System and Method for Facilitating Breathing Via Stimulation of Limb Movement," filed July 22"d, 2013 (UCLA Case No. 2013-781-1) by Dr. Ronald M. Harper, Mary Ann Woo, Sergey Shaboyan, and Paul Macey and assigned to The Regents.

EXPIRED. APPLICATION CLAIMING PRIORITY:

Patent Cooperation Treaty Application No. PCT/US14/047642 entitled, "Device, System and Method for Facilitating Breathing Via Simulation of Limb Movement," filed July 22nd, 2014 (UCLA Case No. 2013-781-2) by Dr. Ronald M. Harper, Mary Ann Woo, Sergey Shaboyan, and Paul Macey and assigned to the Regents.

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APPENDIX B

REGENTS' COPYRIGHT RIGHTS

1)	UCLA COPYRIGHT CASE NO. 2015-185: "COPYRIGHT: GRAPHICAL USER INTERFACE SOFTWARE TO CONTROL AND MONITOR NERVE STIMULATION DEVICE"

“Copyright: Graphical User Interface Software to Control and Monitor Nerve Stimulation Device" (UCLA Case No. 2015-185) by Dr. Ronald M. Harper and Sergey Shaboyan and assigned to The Regents.

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APPENDIX C

ROYALTY STATEMENT

UC Control No:                                         Product Name/Code(s)

Licensee Name: Innovation Economy Corporation

Licensee Phone No:

Licensee Fax No:

Licensee Email Address:                                                       Quarter Covered:

Product Name	Number of Units Sold	Unit Selling Price (US $)	Gross Sales (US $)	Final Sales (US $)	Net Sales (US $)	Royalty Rate (%)	Total Earned Royalties (US $)

Total Royalties Earned:

Less Minimum Annual Royalty:
(If Applicable)

Balance Due The REGENTS:

Prepared By:

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APPENDIX D

LICENSEE CONTACT INFORMATION

Licensee Name: Innovation Economy Corporation UC Control No:_________________________________________

PATENT PROSECUTION CONTACT:

LAST NAME:	TELEPHONE:
FIRST NAME:
TITLE:	FAX:
COMPANY NAME:
ADDRESS:	EMAIL:
ADDRESS:
CITY, STATE, ZIP:
COUNTRY:

PROGRESS REPORTS CONTACT:

LAST NAME:	TELEPHONE:
FIRST NAME:
TITLE:	FAX:
COMPANY NAME:
ADDRESS:	EMAIL:
ADDRESS:
CITY, STATE, ZIP:
COUNTRY:

FINANCIALS CONTACT:

LAST NAME:	TELEPHONE:
FIRST NAME:
TITLE:	FAX:
COMPANY NAME:
ADDRESS:	EMAIL:
ADDRESS:
CITY, STATE, ZIP:
COUNTRY:

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